ATLAS
CRITICAL MINERALS

INSIDER TRADING POLICY

OF

ATLAS CRITICAL MINERALS CORPORATION

In order to take an active role in the prevention of insider trading violations by officers, directors, employees and other related individuals of Atlas Critical Minerals Corporation (the "Company") and its subsidiaries, the Company has adopted this Insider Trading Policy (the "Policy").

Statement of Intent

The Company opposes the misuse of material nonpublic information in the trading of securities and it is the intent of this Policy to implement procedures designed to prevent trading based on material nonpublic information regarding the Company, including any of its subsidiaries. The Company also wishes to discourage certain trading in its securities by its officers, directors, employees and other related individuals that may be contrary to the interests of our shareholders. The term "officers" herein shall be defined as under Rule 16a-1(f) of the Securities and Exchange Act of 1934.

Covered Parties

The Policy covers officers, directors and all other employees of, or consultants or contractors to, the Company or its subsidiaries, as well as their immediate families, and members of their households ("Insider(s)"), and any other individuals the Compliance Officer (defined below) may designate as Insiders, such as contractors or consultants, because they have access to material nonpublic information concerning the Company.

Covered Transactions

This Policy applies to all transactions in the Company's securities, including common stock, options for common stock and any other securities the Company may issue from time to time, such as preferred stock, warrants and convertible debentures, as well as to derivative securities relating to the Company's stock, whether or not issued by the Company, such as publicly-traded options.

Prohibited Transactions

No Insider shall engage in any transaction involving a purchase or sale of the Company's securities, including any offer to purchase or offer to sell, during any period commencing with the date that the Insider possesses material nonpublic information concerning the Company or its subsidiaries, and ending at the beginning of the trading day following the date of public disclosure of that information, or at such time as such nonpublic information is no longer material.

No Insider shall disclose ("tip") material nonpublic information about the Company or its subsidiaries to any other person where such information may be used by such person to his or her profit by trading in the securities of companies to which such information relates, nor shall such Insider or related person make recommendations or express opinions on the basis of material nonpublic information as to trading in the Company's securities.

No Insider shall engage in any transaction involving the purchase or sale of another company's securities while in possession of material nonpublic information about such company when that information is obtained in the course of employment with, or the performance of services on behalf of, the Company and for which there is a relationship of trust and confidence concerning the information.

Except for participation in the Company's equity incentive program, no officer or director of (or consultant or contractor with attributions similar to an officer or director of) the Company or its subsidiaries shall, at any time, engage in any transactions involving any hedging or derivatives of Company securities, including trading in futures and derivative securities and engaging in hedging activities relating to our securities, including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps, exchange funds or other arrangements or instruments designed to hedge or offset decreases in the market value of our securities.

Except as may otherwise be authorized under this Policy, an officer or director of (or consultant or contractor with attributions similar to an officer or director of) the Company or its subsidiaries shall not initiate any transactions that involve pledging any Company securities as collateral for a loan or holding them as security in a margin account.

Problematic Transactions

While employees (other than officers or directors, as above and except as otherwise provided) are not prohibited by this Policy from using Company securities as collateral for loans or in margin accounts with respect to the Company's securities or engaging in transactions involving hedging or derivatives of Company securities, including by means of exchange traded options, puts, calls, collars, forward sale contracts, equity swaps, exchange funds or other arrangements or instruments designed to hedge or offset decreases in the market value of our securities, the Company discourages employees from such activity because, among other problems, these types of transactions may result in transactions in Company securities occurring outside the Open Window (defined below). Limit orders with brokers should not extend beyond any Open Window and be cancellable upon an imposition of a black-out period.

Employees interested in trading outside of the Open Window should look into adopting a 10b5-1 trading plan, as described below. Exercising stock options issued pursuant to the Company's equity

incentive plan, as otherwise permitted under this Policy, are not considered problematic.

The Company's Trading Window

The Company has determined that all Insiders (as may be amended from time to time by the Compliance Officer), shall be prohibited from buying, selling or otherwise effecting transactions in any stock or other securities of the Company or derivative securities thereof ***except*** during the following trading window:

Beginning at the open of market on the trading day following the date of public disclosure of the Company's financial results for a preceding calendar quarter or year and ending at the close of market immediately prior to fifteenth calendar days before the end of the then-current fiscal quarter (the "Open Window").

In addition, the Company, through the Compliance Officer, may authorize longer or additional trading windows in which buying, selling or otherwise effecting transactions in the Company's securities shall be permitted pursuant to this Policy as if it were the "Open Window." Similarly, the Company, through the Compliance Officer, may impose special black-out periods during which certain persons will be prohibited from buying, selling or otherwise effecting transactions in any stock or other securities of the Company or derivative securities thereof, even though the trading window would otherwise be open. If a special black-out period is imposed, the Company will notify affected individuals, who should thereafter not engage in any transaction involving the purchase or sale of the Company's securities and should not disclose to others the fact of such suspension of trading.

It should be noted that even during the Open Window, any person possessing material nonpublic information should not engage in any transactions in the Company's securities until the beginning of the trading day following the date of public disclosure of such information, whether or not the Company has recommended a suspension of trading to that person.

Pre-clearance of Trades and Other Transactions by Officers and Directors

All officers and directors of the Company must refrain from trading in the Company's securities, even during the Open Window, without first contacting the Company's Compliance Officer (defined below) and obtaining pre-clearance to commence trading in the Company's securities. In addition, all officers and directors are required to comply with Section 16 of the Securities and Exchange Act of 1934, and related rules and regulations which set forth reporting obligations as well as limitations on "short swing" transactions. The Company is available to assist in filing Section 16 reporting, however, the obligation to comply with Section 16 is personal. Please direct any inquiries concerning compliance to the Compliance Officer. Officers and directors of (or consultant or contractor with attributions similar to an officer or director of) the Company or its subsidiaries who wish to pledge the Company's stock as collateral must first contact the Company's Compliance Officer to request an exemption and pre-clearance to enter into the transaction.

Gifts

Gifts of securities may include gifts to trusts for estate planning purposes, as well as donations to a charitable organization. Whether a gift of securities is a transaction that should be avoided while the person making the gift is aware of material nonpublic information may depend on various circumstances surrounding the gift. Accordingly, you are encouraged to consult the Compliance Officer when contemplating a gift, and you are required to obtain pre-clearance of the gift if you are subject to the trading restrictions specified in this Policy.

Adoption and Effect of 10b5-1 Trading Plans

The Company permits all Insiders to adopt trading plans in accordance with Securities and Exchange Commission Rule 10b5-1(c) (17 C.F.R. § 240.10b5-1(c)) and otherwise pursuant to the Company's procedure for adopting such a trading plan (a "10b5-1 trading plan"). The restrictions on trading set forth in this Policy shall not apply to trades made pursuant to a 10b5-1 trading plan. An individual may establish a 10b5-1 trading plan only when the Company's trading window is open. An individual may not establish overlapping 10b5-1 trading plan.

More information concerning trading plans is available from the Compliance Officer.

Exemptions from this Policy

The exercise of stock options under the Company's equity incentive plan with a cash payment of the exercise price is exempt from this Policy, since the other party to these transactions is the Company itself and the price does not vary with the market, but is fixed by the terms of the option agreement. This exemption does not apply to the sale of any shares issued upon such exercise and it does not apply to a cashless exercise of options, which is accomplished by a sale of a portion of the shares issued upon exercise of an option (which cases the shares ***may not be sold*** while the Insider is in possession of material nonpublic information or subject to a special trading blackout or while the Company's trading window is closed).

Consequences for Violation

Employees who violate this Policy shall also be subject to disciplinary action by the Company, which may include ineligibility for future participation in the Company's equity incentive plan and other incentive plans and/or termination of employment for cause.

Pursuant to U.S. federal and state securities laws, Insiders may be subject to criminal and civil fines and penalties as well as imprisonment for engaging in transactions in the Company's securities at a time when they have knowledge of material nonpublic information regarding the Company or its subsidiaries. In addition, Insiders may be liable for improper transactions by any person (commonly referred to as a "tippee") to whom they have disclosed material nonpublic information regarding the Company or its subsidiaries or to whom they have made recommendations or expressed opinions on the basis of such information as to trading in the Company's securities.

Individual Responsibility

Every officer, director and other employee, consultant and contractor has the individual responsibility to comply with this Policy, and the applicable laws of their jurisdiction. An Insider may, from time to time, have to forego a proposed transaction in the Company's securities even if he or she planned to make the transaction before learning of the material nonpublic information and even though the Insider believes he or she may suffer an economic loss or forego anticipated profit by waiting. Trading in the Company's securities during the trading window should not be considered a "safe harbor," and all directors, officers and other persons should use good judgment at all times.

Compliance Officer

The Company's General Counsel shall serve as the Insider Trading Compliance Officer (the "Compliance Officer"). The duties of the Compliance Officer shall include, but not be limited to, the following:

- Pre-clearing transactions as required under this Policy.
- Assisting, as requested, in the preparation and filing of Section 16 reports (Forms 3, 4 and 5) for Section 16 reporting persons.
- Serving as the designated recipient at the Company of copies of reports filed with the Securities and Exchange Commission by Section 16 reporting persons under Section 16 of the Exchange Act.
- Periodically reminding all Section 16 reporting persons regarding their obligations to report and quarterly reminders of the dates that the trading window described above begins and ends.
- Circulating the Policy (and/or a summary thereof) to all employees, including Section 16 reporting persons, on an annual basis.
- Assisting the Company in implementation of the Policy.
- Coordinating with Company counsel regarding compliance activities with respect to Rule 144 requirements and regarding changing requirements and recommendations for compliance with Section 16 of the Exchange Act and insider trading laws to ensure that the Policy is amended as necessary to comply with such requirements.

The duties may be delegated by the Compliance Officer to such other individuals as the Compliance Officer deems appropriate.

Definition of Material Nonpublic Information

It is not possible to define all categories of material information. However, information should be regarded as material if there is a substantial likelihood that it would be considered important to a reasonable investor in making an investment decision regarding the purchase or sale of the Company's securities. Put another way, there must be a substantial likelihood that the information

would be viewed by the reasonable investor as having significantly altered the total mix of information available in the market concerning the Company.

Either positive or negative information may be material. Questions concerning whether nonpublic information is material can be directed to the Compliance Officer.

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